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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687,
333-90791, 333-37958 and 333-55314) and Form S-3 (File Nos. 333-08519 and
333-31599) of WellPoint Health Networks Inc. of our report dated January 31, 2001, except note 23 as to which the date is March 15, 2001, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 28, 2001